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                      CODE OF ETHICS AND BUSINESS PRACTICES



                          AEW CAPITAL MANAGEMENT, L.P.

                         AEW REAL ESTATE ADVISORS, INC.
                              AEW ADVISORS, INC.
                         AEW MANAGEMENT AND ADVISORS, L.P.






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I.   INTRODUCTION

     AEW Capital Management ("AEW" or the "Firm") puts its clients' interests first and expects each of its employees to do the same. AEW expects its employees to hold themselves to the highest standard of conduct. It is of paramount importance to AEW that our clients never have reason to doubt their decision to place their faith and confidence in us. It is the policy of AEW that investment advisory services of AEW and all related activities comply fully with the highest principles of fiduciary responsibility and with the provisions of the Investment Advisors Act of 1940 and the rules and regulations thereunder, as well as other federal and state statutes and regulations pertaining to AEW's activities.

     One of the most valued assets of the Firm is the dedication, service and integrity of its employees. AEW constantly strives to maintain the highest level of ethical business practices, which its clients expect and deserve. Exactly what constitutes an unethical business practice or a conflict of interest is both a moral and legal question. The Firm recognizes and respects each employee's right to engage in activities outside of his or her employment which are private in nature and do not in any way conflict with or reflect poorly on the Firm. Management reserves the right, however, to determine when an employee's activities represent a conflict with the Firm's interest and to take whatever action is necessary to resolve the situation.
To this end, all employees of AEW and its subsidiaries (including, without limitation, AEW Real Estate Advisors, Inc., AEW Advisors, Inc. and AEW Management and Advisors, L.P.) are required to abide by the following policies and guidelines (as used herein, the term "AEW" or the "Firm" shall include, as appropriate, subsidiaries of AEW Capital Management, L.P.). Failure to comply with them may result in sanctions up to and including termination of employment, and, in some instances, damages in civil lawsuits or criminal penalties which could involve fines and/or imprisonment. If you should have any questions about these policies and guidelines or their applicability to any given situation, you should immediately contact the Firm's Compliance Officer or, in his absence, the General Counsel.

II.  CONFLICTS OF INTEREST

     Prohibited Conduct:

     You may not:

     - Use your position in the Firm or knowledge of its clients' affairs for outside personal gain.

     - Misuse proprietary or privileged information or reveal confidential data to outsiders.

     - Simultaneously be employed by or do consulting work for another firm, particularly if that firm is a competitor with or supplier to AEW.


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     - Have, either directly or through a family member or other relative, a significant ownership interest or other participation in a firm with which AEW does business.

     - Serve on the Board of Directors of a publicly-traded company, absent prior authorization of the President of AEW. If Board service is authorized, appropriate "FORMAL SCREEN" procedures will be adopted and enforced.

     - Accept gifts or excessive entertainment from any person or entity doing business or seeking to do business with AEW. (See Employee Handbook for details on this policy).

     - Pay, solicit or accept bribes or kickbacks.

     - Engage in any other form of conduct raising an issue regarding a possible conflict of interest with AEW or one or more of its clients.

III. INSIDER TRADING

     GENERAL RULE: Neither you nor any member of your family may trade in any type of securities of an issuer, either personally or on behalf of AEW or others, while in possession of material, nonpublic information about issuer, I.E., inside information and insider trading. In addition, you may not communicate material, nonpublic information to others.

     DEFINITIONS:

          "MATERIAL" means information about an issuer, its prospects or securities which is likely to be considered important by reasonable investors in determining whether or not to trade in securities of an issuer or which could affect the market price of that issuer's securities. Some examples of material information are information about earnings and cash flow, dividend action, pending acquisitions and dispositions, major personnel changes, etc.

          "NONPUBLIC" means information that has not been disclosed generally to the marketplace. In this case, a press release or newspaper or magazine article are among the best evidence of the public nature of information.

IV.  TRADING IN REAL ESTATE SECURITIES

     GENERAL RULE FOR ALL EMPLOYEES: No employee shall purchase or sell, directly or indirectly, or by reason of any such transaction acquire, any direct or indirect legal or beneficial ownership of any securities of any real estate investment trust, partnership, limited liability company, business trust or other type of entity that invests primarily in commercial, industrial, office, retail or multi-family residential real estate, mortgages, hotels or other interests in real estate ("Real Estate Securities") without submitting a prior written request to and receiving approval from the Compliance Officer on the form attached as EXHIBIT B. ANY QUESTIONS AS TO WHAT CONSTITUTES REAL ESTATE SECURITIES SHOULD BE ADDRESSED TO THE COMPLIANCE OFFICER.

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     EXCEPTIONS:

          MUTUAL FUND SHARES: Shares of open-end mutual funds that invest in Real Estate Securities should not be considered to be Real Estate Securities and hence may be traded by employees without obtaining approval in advance.

          INDEPENDENTLY MANAGED DISCRETIONARY ACCOUNTS: Employees who have arrangements with investment managers who manage their investment accounts on a discretionary basis do not need to pre-clear transactions in Real Estate Securities in such accounts, PROVIDED THAT such employees shall not make recommendations or give instructions to such investment managers with respect to any decision to buy or sell particular Real Estate Securities in such accounts without prior approval from the Compliance officer as provided above.

     RULE FOR ALL PERSONS INVOLVED IN TRADING OR RECOMMENDING SECURITIES FOR CLIENT ACCOUNTS: Any employee of AEW who recommends or executes trades in Real Estate Securities for client accounts shall not purchase or sell, or by reason of any such transaction acquire any direct or indirect beneficial interest in, Real Estate Securities which are the primary focus of such client accounts. Any other purchase or sale of Real Estate Securities by such persons shall require pre-clearance as provided above. The Firm will, from time to time, directly identify the employees who are subject to this limitation.

     REPORTING:

          INITIAL REPORT: Upon adoption of this Code or commencement of employment, if later, you must complete and return a copy of EXHIBIT A to the Firm's Compliance Officer.

          REQUEST PERMISSION TO TRADE: If you are eligible to seek permission to trade in Real Estate Securities, you must complete a copy of EXHIBIT B, in duplicate, and have it approved in writing by the Compliance Officer prior to the trade.

          PERIODIC REPORT: If you have received permission to purchase or sell any Real Estate Securities and have actually purchased or sold such securities during a calendar quarter ending March 31, June 30, September 30 or December 31, you must within ten days after the end of that quarter complete a copy of EXHIBIT C and return it to the Compliance Officer.

          ANNUAL REPORT: Once each year, you will be asked to complete, sign and return to the Firm's Compliance Officer a copy of the form attached as EXHIBIT D.

          SPECIAL MUTUAL FUND REPORTING: If you won 5% or more of the total outstanding securities of any registered investment company that invests in Real Estate Securities, you should note such holdings on the periodic and annual reports discussed above.

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V.   CONCLUSION

     This Code of Ethics is adopted pursuant to the Investment Advisers Act of 1940, as amended, and the Investment Company Act of 1940, as amended. This Code supersedes the prior Code of Ethics and Business Practices of Aldrich, Eastman & Waltch, L.P. and Aldrich, Eastman & Waltch, Inc., and, with respect to AEW Real Estate Advisors, Inc. AEW Advisors, Inc. and AEW Management and Advisors, L.P., this Code supersedes the Conduct and Ethics Policy of Copley Real Estate Advisors, Inc., Copley Investment Group, Inc. and Affiliates.

     Depending on your responsibilities and duties at AEW, you may be bound by one or more additional codes of ethics or trading policies. For example, AEW Commercial Mortgage Securities Fund, Inc., for which AEW acts as investment adviser, has its own Code of Ethics. In addition, BBC Investment Advisors, L.P., and affiliate of AEW, has its own code of ethics. If you are deemed to be subject to any such other Codes, you will receive a separate memorandum from the Compliance Officer.

     This Code is intended to be as straight forward and concise as possible. Regardless of length, it is impossible to cover all of the types of conflicts of interests and restricted conduct and the nuances thereto. Compliance with this Code is your responsibility. Do not hesitate to obtain advice on the interpretation of this Code from the Compliance Officer.

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                                   EXHIBIT A

                            AEW CAPITAL MANAGEMENT

To the Compliance Officer of AEW Capital Management:

1. I hereby acknowledge receipt of a copy of the Code of Ethics and Business Practices (the "Code").

2. I hereby certify that I am in compliance with the Code and will comply with it in the future.

3. As of the date below, I had a direct or indirect beneficial ownership in the following Real Estate Securities:

                                                    Type of Interest
Name of Securities         Number of Shares         Direct or Indirect


-------------------        ----------------         ------------------------
-------------------        ----------------         ------------------------
-------------------        ----------------         ------------------------
-------------------        ----------------         ------------------------
-------------------        ----------------         ------------------------
-------------------        ----------------         ------------------------
-------------------        ----------------         ------------------------
-------------------        ----------------         ------------------------

Date:______________                                 Signature:______________

                                                    Print Name:_____________

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                              EXHIBIT B

                        AEW CAPITAL MANAGEMENT

                  REQUEST FOR PERMISSIONS TO ENGAGE IN
                    PERSONAL SECURITIES TRANSACTION

To the Compliance Officer of AEW Capital Management:

On each of the dates proposed below, I hereby request permission to effect a transaction in securities as indicated below on behalf of myself, my family (spouse, minor children or adults living in my household), trusts of which I am trustee or other account in which I have a beneficial ownership interest or legal title, and which are required to be pre-approved pursuant to the Code of Ethics and Business Practices adopted by AEW.

              DATE OF               DOLLAR       NATURE OF
              TRANSACTION           AMOUNT       TRANSACTION
             (OR PROPOSED)  NO. OF  OF           (PURCHASE,     PROPOSED
SECURITY      TRANSACTION   SHARES  TRANSACTION  SALE, OTHER)   BROKER/DEALER

--------     ------------   ------  -----------  -----------    ---------------
--------     ------------   ------  -----------  -----------    ---------------
--------     ------------   ------  -----------  -----------    ---------------
--------     ------------   ------  -----------  -----------    ---------------
--------     ------------   ------  -----------  -----------    ---------------
--------     ------------   ------  -----------  -----------    ---------------
--------     ------------   ------  -----------  -----------    ---------------


With respect to transactions in the securities set forth in the table above, I hereby certify that:

(a) I have no knowledge of the existence of any conflict of interest which may involve AEW or an AEW Client in connection with my proposed transaction[s]; and

(b) Such transactions are in compliance with the AEW Code of Ethics and Business Practices.


Date:______________                                 Signature:______________

                                                    Print Name:_____________

==============================================================================
In accordance with the provisions of the Code of Ethics and Business
Practices of AEW, the transaction[s] proposed to be effected as set forth in this Report [is] [are]:

         Authorized [ ]                     Not Authorized [ ]

Signature:____________________                Date: ________, 19__
          Compliance Officer

IF AUTHORIZED FOR TRADING, SAID APPROVAL IS ONLY VALID FOR THE DATE OR DATES INDICATED IN THIS AUTHORIZATION.

==============================================================================

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                              EXHIBIT C

                        AEW CAPITAL MANAGEMENT

SECURITIES TRANSACTIONS REPORT FOR THE CALENDAR QUARTER ENDED:

___________, 19__

To the Compliance Officer of AEW Capital Management:

During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to AEW's Code of Ethics and Business Practices.


                                    DOLLAR       NATURE OF
                                    AMOUNT       TRANSACTION            BROKER/DEALER
             DATE OF        NO. OF  OF           (PURCHASE,             THROUGH WHOM
SECURITY     TRANSACTION    SHARES  TRANSACTION  SALE, OTHER) PRICE     EFFECTED

--------     ------------   ------  -----------  -----------  --------  ---------------
--------     ------------   ------  -----------  -----------  --------  ---------------
--------     ------------   ------  -----------  -----------  --------  ---------------
--------     ------------   ------  -----------  -----------  --------  ---------------
--------     ------------   ------  -----------  -----------  --------  ---------------
--------     ------------   ------  -----------  -----------  --------  ---------------
--------     ------------   ------  -----------  -----------  --------  ---------------


(a) I have no knowledge of the existence of any personal conflict of interest relationship which may involve AEW or an AEW Client in connection with the transaction[s] described herein; and

(b)  I am in compliance with AEW's Code of Ethics and Business Practices.

Date:______________                                 Signature:______________

                                                    Print Name:_____________


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                                   EXHIBIT D

                            AEW CAPITAL MANAGEMENT

                             ANNUAL CERTIFICATION

To the Compliance Officer of AEW Capital Management:

I have read and understand AEW's Code of Ethics and Business Practices and recognize that I am subject thereto.

I hereby certify that, during the year ended December 31, ____, I have complied with the requirements of the Code and have reported all securities transactions required to be reported pursuant to the Code.

I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve AEW or any AEW client.

As of December 31, ____, I had a direct or indirect beneficial ownership in the following Real Estate Securities:


                                                    Type of Interest
Name of Securities         Number of Shares         Direct or Indirect


-------------------        ----------------         ------------------------
-------------------        ----------------         ------------------------
-------------------        ----------------         ------------------------
-------------------        ----------------         ------------------------
-------------------        ----------------         ------------------------
-------------------        ----------------         ------------------------
-------------------        ----------------         ------------------------
-------------------        ----------------         ------------------------


Date:______________                                 Signature:______________

                                                    Print Name:_____________